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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 8, 1997 and to all references to our Firm include in or made a part of this Registration Statement.

                                          /s/ ARTHUR ANDERSEN LLP

Boston, MA
September 22, 1997